As filed with the Securities and Exchange Commission on March 17, 2014

File No. 001-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g)

of the Securities Exchange Act of 1934

Chesapeake Oilfield Operating, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	45-3338422
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6100 North Western Avenue Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 848-8000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Cross-Reference Sheet Between the Information Statement and Items of Form 10

Information Included in the Information Statement and Incorporated by Reference into the Registration Statement on Form 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Questions and Answers About the Spin-Off,” “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Relationship with Chesapeake After the Spin-Off” and “Where You Can Find More Information” and is incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” and such sections of the information statement are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Capitalization,” “Selected Historical Financial Data,” “Unaudited Pro Forma Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and is incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the sections of the information statement entitled “Business—Properties” and is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management” and is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management” and is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Executive Compensation” and is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Certain Relationships and Related Transactions” and “Relationship with Chesapeake After the Spin-Off” and is incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings” and is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “The Spin-Off,” “Dividend Policy,” and “Description of Capital Stock” and is incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Material Indebtedness—2019 Senior Notes” and is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “The Spin-Off,” “Dividend Policy” and “Description of Capital Stock” and is incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the sections of the information statement entitled “Description of Capital Stock—Limitation on Directors’ Liability” and “Indemnification of Directors and Officers” and is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein and is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein and is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Master Separation Agreement.*

3.1	Certificate of Incorporation of Seventy Seven Energy Inc.*

3.2	Bylaws of Seventy Seven Energy Inc.*

3.3	Certificate of Conversion.*

4.1	Form of Credit Agreement.*

4.2	Indenture, dated as of October 28, 2011, among Chesapeake Oilfield Operating, L.L.C., Chesapeake Oilfield Finance, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 (No. 333-187766) filed by Chesapeake Oilfield Operating, L.L.C. on May 30, 2013).

4.3	Form of 6.625% Senior Note due 2019 (included as part of Exhibit 4.2 hereto).

10.1	Form of Transition Services Agreement.*

10.2	Form of Amended Master Services Agreement.*

10.3	Form of Utilization Agreement.*

10.4	Form of Tax Sharing Agreement.*

10.5	Form of Amended Administrative Services Agreement.*

10.6	Form of Employee Matters Agreement.*

10.7	Employment Agreement dated as of September 15, 2011 between Jerry L. Winchester and Chesapeake Energy Corporation (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-4 (No. 333-187766) filed by Chesapeake Oilfield Operating, L.L.C. on May 30, 2013).

10.8	First Amendment to Employment Agreement dated as of November 9, 2011 between Jerry L. Winchester and Chesapeake Energy Corporation (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 (No. 333-187766) filed by Chesapeake Oilfield Operating, L.L.C. on May 30, 2013).

10.9	Second Amendment to Employment Agreement dated as of December 22, 2011 between Jerry L. Winchester and Chesapeake Energy Corporation (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4 (No. 333-187766) filed by Chesapeake Oilfield Operating, L.L.C. on May 30, 2013).

10.10	Employment Agreement dated as of January 9, 2012 between Cary D. Baetz and COS Holdings, L.L.C. (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 (No. 333-187766) filed by Chesapeake Oilfield Operating, L.L.C. on May 30, 2013).

12.1	Schedule of Computation of Ratio of Earnings to Fixed Charges.*

21.1	List of Subsidiaries.*

99.1	Information Statement of Seventy Seven Energy Inc., preliminary and subject to completion, dated as of March 17, 2014.

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 17, 2014	Chesapeake Oilfield Operating, L.L.C.

	By:	/s/ Jerry Winchester
Name: Jerry Winchester
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Master Separation Agreement.*

3.1	Certificate of Incorporation of Seventy Seven Energy Inc.*

3.2	Bylaws of Seventy Seven Energy Inc.*

3.3	Certificate of Conversion.*

4.1	Form of Credit Agreement.*

4.2	Indenture, dated as of October 28, 2011, among Chesapeake Oilfield Operating, L.L.C., Chesapeake Oilfield Finance, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 (No. 333-187766) filed by Chesapeake Oilfield Operating, L.L.C. on May 30, 2013).

4.3	Form of 6.625% Senior Note due 2019 (included as part of Exhibit 4.2 hereto).

10.1	Form of Transition Services Agreement.*

10.2	Form of Amended Master Services Agreement.*

10.3	Form of Utilization Agreement.*

10.4	Form of Tax Sharing Agreement.*

10.5	Form of Amended Administrative Services Agreement.*

10.6	Form of Employee Matters Agreement.*

10.7	Employment Agreement dated as of September 15, 2011 between Jerry L. Winchester and Chesapeake Energy Corporation (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-4 (No. 333-187766) filed by Chesapeake Oilfield Operating, L.L.C. on May 30, 2013).

10.8	First Amendment to Employment Agreement dated as of November 9, 2011 between Jerry L. Winchester and Chesapeake Energy Corporation (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 (No. 333-187766) filed by Chesapeake Oilfield Operating, L.L.C. on May 30, 2013).

10.9	Second Amendment to Employment Agreement dated as of December 22, 2011 between Jerry L. Winchester and Chesapeake Energy Corporation (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4 (No. 333-187766) filed by Chesapeake Oilfield Operating, L.L.C. on May 30, 2013).

10.10	Employment Agreement dated as of January 9, 2012 between Cary D. Baetz and COS Holdings, L.L.C. (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 (No. 333-187766) filed by Chesapeake Oilfield Operating, L.L.C. on May 30, 2013).

12.1	Schedule of Computation of Ratio of Earnings to Fixed Charges.*

21.1	List of Subsidiaries.*

99.1	Information Statement of Seventy Seven Energy Inc., preliminary and subject to completion, dated as of March 17, 2014.

*	To be filed by amendment.